UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2025

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Reverse Stock Split

On October 23, 2024, Treasure Global Inc (“Company”)’s stockholders approved a proposal to authorize a reverse stock split of the common stock of the Company, par value $0.00001 per share (the “Common Stock”), at a ratio within the range of 1-for-2 and 1-for-50 with the authority delegated to the Board of the Directors of the Company (the “Board”), to determine the exact reverse split ratio and when to file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Board approved a 1-for-50 reverse split ratio and on April 2, 2025, the Company filed a Certificate of Amendment to its Certificate of Incorporation to effect the Reverse Stock Split.

The Company’s Common Stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the existing symbol “TGL” and will begin trading on a split-adjusted basis when the market opens on April 7, 2025. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 89458T304.

The Reverse Stock Split is primarily intended to bring the Company into compliance with the $1.00 minimum bid price requirement for maintaining its listing on Nasdaq. There is no guarantee the Company will meet the minimum bid price requirement.

The 1-for-50 reverse stock split will automatically combine and convert fifty current shares of the Common Stock into one issued and outstanding new share of Common Stock. Proportional adjustments also will be made to shares underlying outstanding equity awards, warrants and convertible notes, and to the number of shares issued and issuable under the Company’s stock incentive plans and certain existing agreements. The Reverse Stock Split will not change the par value of the Common Stock nor the authorized number of shares of Common Stock, preferred stock or any series of preferred stock. The reverse stock split will also proportionally reduce the Company’s outstanding shares of common stock from 81,426,799 shares to 1,628,536 shares.

No fractional shares will be issued in connection with the Reverse Stock Split. All fractional shares will be rounded up to the next whole share. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity.

The Company’s transfer agent, Vstock Transfer, LLC, will serve as the agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of the Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split and will not be required to take any action in connection with the Reverse Stock Split.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition and other forward-looking information. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and subsequent filings filed with the Securities Exchange Commission (“SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. These forward-looking statements cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2025	TREASURE GLOBAL INC.

	By:	/s/ Carlson Thow
	Name:	Carlson Thow
	Title:	Chief Executive Officer

2